AGRIUM INC.

(A corporation incorporated under the laws of Canada)

U.S.$500,000,000 3.500% Debentures due 2023

U.S.$500,000,000 4.900% Debentures due 2043

PURCHASE AGREEMENT

Dated: May 28, 2013

AGRIUM INC.

(A corporation incorporated under the laws of Canada)

U.S.$500,000,000 3.500% Debentures due 2023

U.S.$ 500,000,000 4.900% Debentures due 2043

PURCHASE AGREEMENT

May 28, 2013

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

As Representatives of the several Underwriters,

c/o Merrill Lynch, Pierce, Fenner & Smith

       Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Agrium Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Scotia Capital (USA) Inc. (collectively, the “Representatives”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of the Company’s U.S.$ 500,000,000 aggregate principal amount of 3.500% Debentures due 2023 (the “2023 Debentures”) and U.S.$ 500,000,000 aggregate principal amount of 4.900% Debentures due 2043 (the “2043 Debentures” and, together with the 2023 Debentures, the “Securities”). The Securities are to be issued pursuant to an indenture dated as of May 16, 2006 (the “Original Indenture”) between the Company and The Bank of New York Mellon, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), successor to J.P. Morgan Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of October 1, 2012 between the Company and the Trustee (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations agreement (the “DTC Agreement”), between the Company and DTC. The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the terms of the Securities pursuant to Sections 102 and 301 of the Indenture.

The Company has prepared and filed with the securities regulatory authorities (the “Qualifying Authorities”) in each of the provinces of Canada (the “Qualifying Provinces”) (1) a preliminary short form base shelf prospectus dated March 23, 2012 (the “Canadian Preliminary Base Shelf Prospectus”) in the English and French languages relating to U.S.$2,500,000,000 of common shares, preferred shares, subscription receipts, debt securities and units (collectively, the “Shelf Securities”) under the rules and procedures established in National Instrument 44-102 of the Canadian Securities Administrators (the “Shelf Procedures”) and (2) a final short form base shelf prospectus, in the English and French languages, dated April 2, 2012, relating to the Shelf Securities (the “Canadian Final Base Shelf Prospectus”). The Canadian Final Base Shelf Prospectus together with the documents incorporated by reference therein filed with the Qualifying Authorities is hereinafter referred to as the “Canadian Shelf Prospectus.” The term “Canadian Prospectus” shall mean the Canadian Preliminary Prospectus (as defined below) until such time as the Canadian Final Prospectus (as defined below) is filed with the Qualifying Authorities, after which time “Canadian Prospectus” shall mean the Canadian Final Prospectus.

The Company has also prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (File No. 333-180315), as amended, relating to the Shelf Securities under the Securities Act of 1933, as amended (the “1933 Act”) (the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time it became effective, as amended at the time such registration statement became effective and including any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives, the “Registration Statement”). The term “U.S. Shelf Prospectus” shall mean the base prospectus relating to the Shelf Securities filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement. The term “U.S. Prospectus” shall refer to the U.S. Preliminary Prospectus (as defined below), until such time as a U.S. Final Prospectus (as defined below) is thereafter (whether or not such prospectus is required to be filed pursuant to the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”)) furnished to the Underwriters after the execution of this Agreement, after which time the term “U.S. Prospectus” shall refer to the U.S. Final Prospectus.

In addition, the Company (A) has prepared and filed (1) with the Qualifying Authorities pursuant to the Shelf Procedures, a preliminary prospectus supplement dated May 28, 2013 relating to the Securities and including the Canadian Shelf Prospectus (the “Canadian Preliminary Prospectus”) and (2) with the Commission, in accordance with General Instruction II.L. of Form F-10, a preliminary prospectus supplement dated May 28, 2013 consisting of the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission and including the U.S. Shelf Prospectus (the “U.S. Preliminary Prospectus”), and (B) will prepare and file, (1) with the Qualifying Authorities, pursuant to the Shelf Procedures, a final prospectus supplement including the Canadian Shelf Prospectus (the “Canadian Final Prospectus”), on or before the earlier of the date the Canadian Final Prospectus is first sent or delivered to a purchaser or a prospective purchaser and two Business Days (the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in the City of New York or Calgary, Canada) after the date hereof, and (2) with the Commission, in accordance with General Instruction II.L. of Form F-10, a final prospectus supplement consisting of the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission and including the U.S. Shelf Prospectus (the “U.S. Final Prospectus”).

The U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus are referred to herein as the “Preliminary Prospectuses,” and the U.S. Final Prospectus and the Canadian Final Prospectus are referred to herein as the “Final Prospectuses.” Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the securities laws of the Qualifying Provinces prior to the Closing Time (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Canadian Prospectus from the date of this Agreement and prior to the expiry of the period of distribution of the Securities, is referred to herein collectively as the “Supplementary Material.”

For purposes of this Agreement, all references to the Registration Statement, the U.S. Shelf Prospectus, any U.S. Preliminary Prospectus, the U.S. Final Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, all references to the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus, the documents incorporated by reference in the Canadian Prospectus, or any amendment or supplement to any of the foregoing (including any Supplementary Material), shall be deemed to include the copy filed with the Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

The Company has also prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the “Form F-X”). In connection with the filing of the Registration Statement, the Company has also caused the Trustee to prepare and file with the Commission a Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

The Company understands that the Underwriters propose to make a public offering of the Securities in the United States (but not to any purchaser resident in any province or territory of Canada) upon the terms set forth in the General Disclosure Package (as defined herein) and the Final Prospectuses upon the terms and conditions of this Agreement as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “incorporated by reference” or “stated” (and other references of like import) in the Registration Statement, the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus, the Canadian Shelf Prospectus, the U.S. Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and the U.S. Prospectus (collectively, the “Filed Documents”) shall be deemed to mean and include all such financial statements and schedules and other information filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the securities laws applicable in the Qualifying Provinces and incorporated by reference in or otherwise deemed to be included in any one or more of the Filed Documents, and all references in this Agreement to amendments or supplements (and other references of like import) to any one or more of the Filed Documents (including any Supplementary Material) shall be deemed to mean and include the filing of any document under the 1934 Act or the securities laws applicable in the Qualifying Provinces which is incorporated by reference or otherwise deemed to be included in any one or more of the Filed Documents.

SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a) hereof and as of the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

(a) Compliance with Registration Requirements. The Company is qualified to file a prospectus in the form of a short form shelf prospectus pursuant to the Shelf Procedures. The Canadian Preliminary Base Shelf Prospectus and the Canadian Final Base Shelf Prospectus have been filed with the Qualifying Authorities, for which receipts have been obtained from the Qualifying Authorities in respect of such Canadian Preliminary Base Shelf Prospectus and the Canadian Final Base Shelf Prospectus. The Canadian Preliminary Prospectus has been filed with the Qualifying Authorities and no order suspending the distribution of the Securities has been issued by any of the Qualifying Authorities and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by any of the Qualifying Authorities. The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act. The Registration Statement has been declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has filed with the Commission the U.S. Preliminary Prospectus.

At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to and including the Closing Time referred to below: (A) the Canadian Prospectus complied and will comply in all material respects with the securities laws applicable in the Qualifying Provinces, including the Shelf Procedures, as interpreted and applied by the Qualifying Authorities; (B) the U.S. Prospectus conformed and will conform to the Canadian Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) the Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the Trust Indenture Act, the 1933 Act and the 1933 Act Regulations; (D) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Prospectus, the Canadian Prospectus and any amendment or supplement thereto (including any Supplementary Material), including each document incorporated therein by reference, constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, considered as one enterprise, and the Securities, and each of the U.S. Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including any Supplementary Material), including each document incorporated therein by reference, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (D) and (E) above and the paragraphs below within this subsection shall not apply to statements in or omissions from the Registration Statement, the U.S. Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus (as defined below) and any Supplementary Material made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein.

The U.S. Shelf Prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations.

As of the Applicable Time (as defined below), neither (x) any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Preliminary Prospectuses as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Limited Use Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

As of the time of the filing of the Final Term Sheet (as defined in Section 3(b)), the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or Final Term Sheet made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 2:42 p.m. (Eastern Time) on May 28, 2013 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectuses or the Final Prospectuses, including any document incorporated by reference therein that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein.

(b) Incorporated Documents. Each document filed or to be filed with the Qualifying Authorities and incorporated or deemed to be incorporated by reference in the Canadian Prospectus complied or will comply when so filed and at the Closing Time in all material respects with the securities laws applicable in the Qualifying Provinces as interpreted and applied by the relevant Qualifying Authorities, and none of such documents when read together with the other information in the Canadian Prospectus, contained or will contain at the time of its filing and at the Closing Time any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the U.S. Shelf Prospectus, the U.S. Preliminary Prospectus and the U.S. Final Prospectus or otherwise deemed to be a part thereof or included therein, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in (A) the U.S. Shelf Prospectus at the time the Registration Statement became effective, (B) the General Disclosure Package at the Applicable Time, and (C) the U.S. Final Prospectus as of its date and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

(c) Independent Accountants for the Company. KPMG LLP, who have audited the Company’s consolidated financial statements, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the Canada Business Corporations Act, as amended (the “CBCA”), and applicable Canadian securities laws and regulations and policies thereunder and there has never been any reportable event (within the meaning of National Instrument 51-102) with the present or any former auditors of the Company.

(d) Company Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses, and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, comprehensive income, cash flows and shareholders’ equity of the Company and its consolidated subsidiaries present fairly the results of operations for the periods specified (subject, in the case of unaudited statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto); and such consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). The selected historical consolidated financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectuses presents fairly the information shown therein and has been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses. There have been no changes in the consolidated assets or liabilities of the Company from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectuses, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Company and its subsidiaries (taken together as a single enterprise) and except changes that are disclosed in the General Disclosure Package and the Final Prospectuses.

(e) No Material Adverse Change in Business of the Company. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Final Prospectuses and the Supplementary Material, if any, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s issued and outstanding common shares (the “Common Shares”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(f) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the CBCA and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as an extra-provincial corporation or a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or register or to be in good standing would not result in a Material Adverse Effect.

(g) Good Standing of Subsidiaries. The following is a list of the Company’s wholly-owned or majority-owned subsidiaries which constitute a “significant subsidiary” of the Company (as such term is defined under Rule 1-02 of Regulation S-X under the 1934 Act): the Agrium Partnership (as defined in the Preliminary Prospectuses and the Final Prospectuses) (the “Partnership”) and Crop Production Services, Inc. (each a “Subsidiary” and collectively the “Subsidiaries”). None of the other wholly-owned or majority-owned subsidiaries of the Company, considered individually, constitute a “significant subsidiary” (as such term is defined under Rule 1-02 of Regulation S-X under the 1934 Act). Each Subsidiary has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectuses and is duly qualified as an extra-provincial or foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business or otherwise, except where the failure so to qualify, register or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Final Prospectuses, all of the issued and outstanding share capital or partnership interests of each such Subsidiary, as applicable, has been duly authorized and validly issued, is fully paid and non-assessable and all of the issued and outstanding share capital or partnership interests of each such Subsidiary is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding share capital or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(h) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the General Disclosure Package and the Final Prospectuses under the caption “Consolidated Capitalization” in the column entitled “Actual” (except for subsequent issuances, if any, pursuant to (A) reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Prospectuses or (B) the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Prospectuses).

All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all U.S. and Canadian securities laws; none of the outstanding shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(i) Authorization of Agreement. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

(j) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Indenture is qualified under the Trust Indenture Act.

(k) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(l) Description of the Securities and the Indenture. The Indenture and the Securities will conform, in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Final Prospectuses and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(m) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any Subsidiary may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein, therein and in the General Disclosure Package and the Final Prospectuses (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Final Prospectuses under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, or stock exchange, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in each case, may reasonably be expected to result in a Material Adverse Effect.

(o) Absence of Proceedings. Other than as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectuses or the Supplementary Material, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectuses or the Supplementary Material, or which would reasonably be expected to result in a Material Adverse Effect, or, with respect to the Company or any of its subsidiaries, which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Final Prospectuses or the Supplementary Material, including ordinary routine litigation incidental to the business of the Company, would not reasonably be expected to result in a Material Adverse Effect.

(p) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

(q) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except, in each case, as would not have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any

Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(r) No Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(s) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental instrumentality, agency, authority or court of (A) any of the Qualifying Provinces, (B) the federal government of Canada, (C) the federal government of the United States or (D) the various States of the United States in which the Securities are to be offered for sale or sold, or of any political subdivision of any of the foregoing, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, valid authorization, issuance, sale and delivery of the Securities or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of this Agreement or the performance of the Indenture by the Company, in each case as contemplated by the General Disclosure Package and the Final Prospectuses, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the state securities laws of the various States of the United States, the CBCA and the securities laws of the Qualifying Provinces.

(t) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(u) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Final Prospectuses or (b) do not, singly or in the aggregate, affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, or any of its subsidiaries, except in each case that would not have a Material Adverse Effect; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure

Package and the Final Prospectuses, are in full force and effect except as would not have Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except in each case as would not have a Material Adverse Effect.

(v) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectuses will not be required, to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”).

(w) Environmental Laws. Except as described in the General Disclosure Package and the Final Prospectuses and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company and its subsidiaries, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities that have not been accounted for would not, singly or in the aggregate, have a Material Adverse Effect.

(x) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement, the Canadian Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under any Canadian provincial securities legislation.

(y) Other Reports and Information. There are no reports or information that, in accordance with the requirements of applicable Canadian securities legislation, must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; no material change reports or other documents have been filed on a confidential basis with any of the Qualifying Authorities which as at the date hereof remain confidential; there are no documents required to be filed with the Qualifying Authorities in connection with the Canadian Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the General Disclosure Package and the Final Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

(z) Accounting Controls. The Company and the Subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year (1) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remedied) and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Disclosure Controls. The Company and the Subsidiaries maintain disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations, as applicable, and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument 52-109 — Certification of Disclosure in Issuer’s Annual and Interim Filings, as applicable; such controls and procedures are effective to provide reasonable assurances that all material information concerning the Company and the Subsidiaries is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the Commission and the Qualifying Authorities.

(bb) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Taxes. There are no transfer taxes or other similar fees or charges under Canadian federal laws or the laws of any province or any political subdivision thereof or U.S. federal laws or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with the creation, issuance, sale and delivery to the Underwriters of the Securities or the authorization, execution, delivery and performance of this Agreement or the resale of Securities by an Underwriter to U.S. residents.

(dd) Statistical and Market-Related Data. Any statistical, industry and market-related data included in the Registration Statement, the General Disclosure Package and the Final

Prospectuses is based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.

(ee) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (ii) any Australian law equivalent to the FCPA, and (iii) the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), but, in each of the foregoing cases (i), (ii) and (iii), solely to the extent such persons were subject to the requirements thereof at the time of such action, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, any Australian law equivalent to the FCPA or the CFPOA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, any Australian law equivalent to the FCPA and the CFPOA and the Company has instituted, and its subsidiaries have instituted or are in the process of instituting, and maintain or will maintain, as applicable, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently the target of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)) (“Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the target of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person for the purpose of financing the business or activities of any person, or in any country or territory, that is the subject of Sanctions.

(gg) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the sale of Securities contemplated by this Agreement.

(ii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(jj) Relationships with Underwriters. Except as disclosed in the General Disclosure Package and the Final Prospectuses, neither the Company nor any of the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters, or (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the prices set forth in Schedule B, the aggregate principal amount of the Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of the Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Blake, Cassels & Graydon LLP, Calgary, Alberta, Canada, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern time) on the third Business Day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or at such other time not later than ten Business Days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of one or more certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, accept receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives individually, and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations as the Representatives may request in writing at least one full Business Day before the Closing Time. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (Eastern time) on the Business Day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of the Shelf Procedures and General Instruction II.L. of Form F-10, and the Company will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall have been filed with the Commission or shall have become effective, or when any supplement or amendment to the U.S. Prospectus or the Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of the receipt of any comments from the Qualifying Authorities or the Commission, (iii) of any request by the Qualifying Authorities to amend or supplement the Canadian Prospectus or for additional information or of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the U.S. Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities and (vi) of the issuance by the Qualifying Authorities or any stock exchange in Canada or the United States of any order having the effect of ceasing or suspending the distribution of the Securities or the trading in the Common Shares or any other securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will effect the filings required pursuant to General Instruction II.L of Form F-10 not later than the Commission’s close of business on the Business Day following the date of filing thereof with the Qualifying Authorities and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing pursuant to General Instruction II.L of Form F-10 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Securities or the trading in the Common Shares or any other securities of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company will not at any time prior to the later of the Closing Time and the completion of the offering of the Securities file or make any amendment to the Registration Statement or new registration statement relating to the Securities, any amendment, supplement or revision to the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus or any amendment or supplement to any of the prospectuses included in the Registration Statement at the time it becomes effective, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material, of which the Representatives shall not have previously been advised and furnished copies a reasonable amount of time prior to such proposed filing or use, as the case may be, or to which the Representatives shall have reasonably objected promptly after reasonable notice thereof; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its timely disclosure obligations under applicable securities legislation and the requirements of any relevant stock exchange arising out of any material change in the business or affairs of the Company. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations, within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two Business Days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives shall object.

(c) Delivery of Filed Documents. The Company has furnished or will deliver to each of the Underwriters, without charge, an English language copy of the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the documents incorporated by reference in the Canadian Prospectus, and any Supplementary Material, approved, signed and certified as required by the securities laws of the Qualifying Provinces and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed a part thereof), the Form F-X and signed copies of all consents and certificates of experts. The copies of the English versions of the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the documents incorporated by reference in the Canadian Prospectus, and any Supplementary Material furnished to the Underwriters will be identical to the corresponding electronically transmitted copies thereof filed with the Qualifying Authorities pursuant to SEDAR, and the copies of the Registration Statement and each amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will also deliver to the Representatives and counsel for the Underwriters copies of all correspondence with the Qualifying Authorities relating to any proposed or requested exemptions from the requirements of applicable Canadian securities laws relating to the Canadian Prospectus or the Securities.

(d) Delivery of Commercial Prospectuses. The Company has delivered to each Underwriter, without charge, as many English language commercial copies of the U.S. Preliminary Prospectus as such Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus is required by the 1933 Act or the 1933 Act Regulations to be delivered in connection with sales of the Securities, such number of copies of the English language U.S. Final Prospectus and any Issuer Free Writing Prospectus (each as amended or supplemented) as such Underwriter may reasonably request. The copies of the U.S. Preliminary Prospectus and the U.S. Final Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the securities laws of the Qualifying Provinces so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the General Disclosure Package and the Final Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or to file a new registration statement or to amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, file a new registration statement, or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the securities laws of the Qualifying Provinces, the Company will promptly prepare and file with the Commission and with the Qualifying Authorities, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus or the Canadian Prospectus comply with such requirements, the Company will use its reasonable efforts to have such amendment, supplement or new registration statement declared effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), the General Disclosure Package or the Final Prospectuses or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives, upon which notification, the Underwriters agree to discontinue use of such Issuer Free Writing Prospectus, and the Company will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. To the extent required to facilitate the offering of Securities contemplated by this agreement, the Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Prospectuses and the Final Prospectuses under “Use of Proceeds.”

(i) Restriction on Sale of Securities. From the date of the Final Prospectuses and continuing to and including the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, right or warrant to purchase or otherwise transfer or dispose of, any debt securities of the Company, or file a registration statement under the 1933 Act with respect to any of the foregoing (except for the Securities)

(j) Reporting Requirements. The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed by the Company with (i) the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations, and (ii) the Qualifying Authorities under the applicable securities laws of the Qualifying Provinces.

(k) Subsequent Filings with Canadian Regulatory Authorities. In the event that any document is filed with Canadian securities regulatory authorities subsequent to the time the Registration Statement becomes effective that is deemed to be incorporated by reference in the Canadian Prospectus, the Company will, if required by the 1933 Act Regulations, file such document in accordance with the 1933 Act and the 1933 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus” and is listed on Schedule C hereto. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing, as applicable, of the Registration Statement (including financial statements and exhibits and the Form F-X) as originally filed and of each amendment thereto, the U.S. Shelf Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectuses and any Supplementary Material and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities; provided, however, that this clause (ii) shall not include the fees of counsel to the Underwriters in connection with the foregoing, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisers, (v) the qualification of the Securities under applicable securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, the U.S. Shelf Prospectus, any Permitted Free Writing Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, and Supplementary Material and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with compliance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. and (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and any fees payable in connection with the rating of the Securities. Except as indicated above in this paragraph, it is understood that the Underwriters will pay all of their costs and expenses, including the fees and expenses of their counsel and certain advertising expenses in connection with any offer the Underwriters make with respect to the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of U.S. counsel for the Underwriters within 30 days of receipt of reasonable evidence of such expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Canadian Final Prospectus shall have been filed with the Qualifying Authorities under the Shelf Procedures and the Registration Statement shall have become effective; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Securities or the trading in the Common Shares of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of the Qualifying Authorities or the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters. Each of (i) the Canadian Preliminary Prospectus and the Canadian Final Prospectus shall have been filed with the Qualifying Authorities under the Shelf Procedures, and (iii) the U.S. Preliminary Prospectus and the U.S. Final Prospectus shall have been filed with the Commission in accordance with General Instruction II.L. of Form F-10, in each case, within the time period prescribed for such filing, as applicable.

(b) Opinion and 10b-5 Statement of Canadian Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Time, of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Chief Legal Officer for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Eric Miller, Chief Legal Officer of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Opinion and 10b-5 Statement of U.S. Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Time, of Shearman & Sterling LLP, United States counsel for the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Securities shall have been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Qualifying Authorities.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. underwriters with respect to the financial statements and certain financial information relating to the Company included or incorporated by reference in the General Disclosure Package.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. underwriters with respect to the financial statements and certain financial information relating to the Company included or incorporated by reference in the Final Prospectuses.

(i) Maintenance of Rating. At the Closing Time, the Securities shall have the credit ratings set forth in the Final Term Sheet, and the Company shall have delivered to the Representatives a letter dated within 10 days of the Closing Time, from each of Moody’s Investor’s Service Inc. and Standard & Poor’s Ratings Group, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating organization,” as such term is used in relation to Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other securities.

(j) Agent for Service. Prior to the Closing Time, the Company shall have furnished to the Representatives satisfactory evidence of its due and valid authorization of CT Corporation System as its agent to receive service of process in the United States pursuant to Section 11 hereof and satisfactory evidence of CT Corporation System accepting its appointment as such agent.

(k) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 11 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectuses, the Final Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package, or any Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever reasonably incurred, as incurred (including the reasonable and documented fees and disbursements of U.S. and Canadian counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectuses, the Final Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package or any Supplementary Material (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Canadian Preliminary Base Shelf Prospectus and the Canadian Final Base Shelf Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectuses, the Final Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package, or any Supplementary Material (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges that the only information that the Underwriters, through the Representatives, have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectuses, the Final Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package, or any Supplementary Material as at the date hereof are the statements concerning market-making and stabilization set forth in the eighth and ninth paragraphs under the caption “Underwriting” in the Preliminary Prospectuses and the Final Prospectuses.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Final Prospectuses, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Final Prospectuses.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Preliminary Base Shelf Prospectus or the Canadian Final Base Shelf Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination, General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, in the reasonable judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectuses or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Canada, or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in United States, Canadian or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Qualifying Authorities, any other securities commission or securities regulatory authority in Canada or the Toronto Stock Exchange or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the Toronto Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Qualifying Authorities, any other securities commission or securities regulatory authority in Canada, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada, or (v) if a banking moratorium has been declared by either United States federal, New York state or Canadian federal or Alberta provincial authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and Sections 1, 6, 7, 8 and 11 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days to the extent such delay is necessary to effect any required changes in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or in any other material documents. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement, the Securities, or the Indenture that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Corporate Secretary at its principal office in Calgary, Alberta, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding.

To the extent that the Company has acquired or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 11 shall survive any termination of this Agreement, in whole or in part.

SECTION 12. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, attention of Syndicate Department; and notices to the Company shall be directed to it at 13131 Lake Fraser Drive S.E., Calgary, Alberta, Canada, T2J 7E8, attention of Corporate Secretary.

SECTION 14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and not as the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

AGRIUM INC.

By:	/s/ Stephen G. Dyer
	Name:	Stephen G. Dyer
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Angela S. Lekatsas
	Name:	Angela S. Lekatsas
	Title:	Vice President & Treasurer

[Signature page to the Purchase Agreement]

CONFIRMED AND ACCEPTED

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
RBC CAPITAL MARKETS, LLC
SCOTIA CAPITAL (USA) INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

By:	SCOTIA CAPITAL (USA) INC.

By:	/s/ Paul Stamoulis
	Name:	Paul Stamoulis
	Title:	Managing Director

For themselves and as Representatives of the

several Underwriters named in Schedule A hereto.

[Signature page to the Purchase Agreement]

SCHEDULE A

Name of Underwriter	Principal Amount of 2023 Debentures to be Purchased		Principal Amount of 2043 Debentures to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$	100,000,000	U.S.$	100,000,000
RBC Capital Markets, LLC		100,000,000		100,000,000
Scotia Capital (USA) Inc.		100,000,000		100,000,000
BMO Capital Markets Corp.		50,000,000		50,000,000
CIBC World Markets Corp.		50,000,000		50,000,000
AltaCorp Capital (U.S.A.) Inc.		17,000,000		17,000,000
BNP Paribas Securities Corp.		17,000,000		17,000,000
National Bank of Canada Financial Inc.		17,000,000		17,000,000
RBS Securities Inc.		17,000,000		17,000,000
TD Securities (USA) LLC		17,000,000		17,000,000
ANZ Securities, Inc.		7,500,000		7,500,000
Mizuho Securities USA Inc.		7,500,000		7,500,000

Total	U.S.$	500,000,000	U.S.$	500,000,000

SCHEDULE B

U.S.$500,000,000 3.500% Debentures due 2023

(1)	The initial public offering price of the 2023 Debentures shall be 99.899% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

(2)	The purchase price to be paid by the Underwriters for the 2023 Debentures shall be 99.249% of the principal amount thereof.

(3)	The interest rate on the 2023 Debentures shall be 3.500% per annum.

U.S.$500,000,000 4.900% Debentures due 2043

(1)	The initial public offering price of the 2043 Debentures shall be 99.238% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

(2)	The purchase price to be paid by the Underwriters for the 2043 Debentures shall be 98.363% of the principal amount thereof.

(3)	The interest rate on the 2043 Debentures shall be 4.900% per annum.

SCHEDULE C

Pricing Term Sheet

May 28, 2013

Agrium Inc.

U.S.$500,000,000 3.500% Debentures due 2023 (the “2023 Debentures”)

U.S.$500,000,000 4.900% Debentures due 2043 (the “2043 Debentures”)

	2023 Debentures	2043 Debentures

Issuer:	Agrium Inc.	Agrium Inc.

Format:	SEC Registered - Registration Statement No. 333-180315	SEC Registered - Registration Statement No. 333-180315

Ranking:	Senior Unsecured	Senior Unsecured

Trade Date:	May 28, 2013	May 28, 2013

Settlement Date:	May 31, 2013 (T + 3)	May 31, 2013 (T + 3)

Maturity Date:	June 1, 2023	June 1, 2043

Aggregate Principal Amount Offered:	U.S.$500,000,000	U.S.$500,000,000

Coupon:	3.500%	4.900%

Price to Public (Issue Price):	99.899%	99.238%

Interest Payment Dates:	June 1 and December 1 of each year, beginning on December 1, 2013	June 1 and December 1 of each year, beginning on December 1, 2013

Benchmark:	UST 1.750% due 5/23	UST 3.125% due 2/43

UST Spot (Price/Yield)	96-24+ / 2.112%	97-20+ / 3.249%

Spread to Benchmark:	T + 140 basis points	T + 170 basis points

Re-offer Yield:	3.512%	4.949%

Net Proceeds to Issuer:	U.S.$496,245,000	U.S.$491,815,000

Optional Redemption:	At any time and from time to time at the Treasury Rate +25 basis points at any time prior to March 1, 2023 (three months prior to the Maturity Date). Callable at 100% at any time on or after March 1, 2023 (three months prior to the Maturity Date).	At any time and from time to time at the Treasury Rate +30 basis points at any time prior to December 1, 2042 (six months prior to the Maturity Date). Callable at 100% at any time on or after December 1, 2042 (six months prior to the Maturity Date).

CUSIP / ISIN:	008916AL2 / US008916AL27	008916AM0 / US008916AM00

Denominations:	Minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000	Minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000

Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated RBC Capital Markets, LLC Scotia Capital (USA) Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated RBC Capital Markets, LLC Scotia Capital (USA) Inc.

Co-Managers:	BMO Capital Markets Corp. CIBC World Markets Corp. AltaCorp Capital (U.S.A.) Inc.	BMO Capital Markets Corp. CIBC World Markets Corp. AltaCorp Capital (U.S.A.) Inc.

BNP Paribas Securities Corp. National Bank of Canada Financial Inc. RBS Securities Inc. TD Securities (USA) LLC ANZ Securities, Inc. Mizuho Securities USA Inc.	BNP Paribas Securities Corp. National Bank of Canada Financial Inc. RBS Securities Inc. TD Securities (USA) LLC ANZ Securities, Inc. Mizuho Securities USA Inc.

The Issuer has filed a Registration Statement (File No. 333-180315), including a short form base shelf prospectus dated April 2, 2012 with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Canadian system for electronic document analysis and retrieval (SEDAR) website at www.sedar.com. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, RBC Capital Markets, LLC toll-free at 1-866-375-6829 or Scotia Capital (USA) Inc. toll free at 1-800-372-3930.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.